Calculation of Filing Fee Tables
S-8
Alight, Inc. / Delaware
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share, reserved for issuance under the Registrant's 2021 Omnibus Incentive Plan	Other	115,000,000	$ 0.71	$ 81,650,000.00	0.0001381	$ 11,275.86
Total Offering Amounts:						$ 81,650,000.00		$ 11,275.86
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,275.86
Offering Note
[1]	(1) This Registration Statement on Form S-8 (this "Registration Statement") covers 115,000,000 shares of Class A common stock ("Common Stock") of Alight, Inc. (the "Registrant") that were added to the shares of Common Stock authorized for issuance pursuant to the Registrant's 2021 Omnibus Incentive Plan (the "Plan"); and pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock that may become issuable under the Plan by reason of any share dividend, share split or other similar transaction. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on March 18, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources